Exhibit 99


                                                                FINAL TRANSCRIPT
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Feb. 13. 2007 / 2:00PM PT, ADEP - Q2 2007 Adept Technology Earnings Conference
                                  Call
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CORPORATE PARTICIPANTS

Steve Moore
 Adept Technology - VP Finance & CFO

Rob Bucher
 Adept Technology - Chairman & CEO


CONFERENCE CALL PARTICIPANTS
[Removed by Adept]


PRESENTATION


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Operator

Good afternoon, ladies and gentlemen, and welcome to Adept Technologies second quarter earnings release conference call. [Operator Instructions] I will now turn the call over to Mr. Steve Moore, Chief Financial Officer. Mr. Moore, you may begin.
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Steve Moore  - Adept Technology - VP Finance & CFO

Thank you. Good morning everyone and thank you for joining us. Also on today's call is Rob Bucher, our CEO.

As we begin today's call, let me remind you that during the course of this conference call, we will make certain remarks regarding Adept's expectations as to current events, as to future events and future financial performance, plans and prospects of the company, all of which are based on the company's position as of today, February 13th, 2007. Any such forward-looking statements involve a number of risks and uncertainties and the company's actual results could differ materially from those expressed in any of the forward-looking statements for a variety of reasons, including the risks described in our quarterly report on 10Q and in our press release, both filed earlier today, as well as the risks described in the company's other SEC filings. No one should assume that any forward-looking statements made by the company remain consistent with our expectations after the date that the forward-looking statements are made. The financial, statistical or operational information referred to in this conference call will be available on the investor relations section of our website.

Following our introductory comments, we will open up the call to take your questions. The purpose of today's call is to give you a brief summary of Adept's fiscal 2007 second quarter and to discuss current trends in our business. So, let's start with a summary of second quarter results.

Revenues for Adept's fiscal 2007 second quarter ended December 30, 2006, were $11.1 million, down 15% compared with revenues of $13 million in the second quarter of 2006. By business segment, robotics revenues, which represent sales of our motion controls, robotic mechanisms and components and vision guidance software, were $6 million in the second quarter of fiscal 2007, down 23% from revenues of $7.9 million in the second quarter of fiscal 2006.

This decrease was the result of the precipitous decline in orders from the U.S. automotive, consumer and industrial components sectors. U.S. industrial markets are traditionally important for Adept's Cobra robots, but have been struggling in the recent months due to changing consumer demand and the rise in outsourcing among U.S. manufacturers. The effect on Adept's business is reflected in recent data from the robotics industry association indicating that U.S. sales of industrial robots are down 25% year-over-year.

We have been investing in new vertical markets to offset projected decreases and eventually replace our revenues from the automotive and other industrial sectors in the U.S. However, the rate of decline in our traditional U.S. markets in Q2 outpaced the real progress we are making in our vertical markets and, as a result, we saw our revenues drop off in the quarter.

We also experienced continued softness of sales in the U.S. and Asian disc drive industry in fiscal Q2. This is a core vertical market for Adept, but one that is very cyclical. Disc drive manufacturers are currently in a low cycle of capital expenditure that has lasted longer than we or they expected. We have strong customer relationships in this market and continue to believe that we will benefit from the next expansion cycle expected to begin in the next several quarters.

Looking now at our services and support businesses, revenues were $5 million in the second quarter fiscal 2007, essentially flat compared to revenues of $5.1 million in the year ago quarter and in line with historical performance.

Looking at revenues by region, 39% of sales were from the U.S. and 61% were international. This compares with Q2 of 2006, when 51% of sales were from the U.S. and 49% from international. The primary reason for the decline in the U.S. portion of our business is the decrease in sales to the domestic automotive component market.

European sales remained strong in Q2, essentially flat year-over-year. We experienced stable demand for Cobra and Python products from traditional markets and also saw a 64% year-over-year increase in sales of Adept Viper 6-axis robots. Viper is targeted at our emerging vertical markets, such as life sciences and high-speed packaging.

Turning now to gross margins, for the fiscal 2007 second quarter gross margins were 35.1%, compared with 50.2% in the same period of fiscal 2006.

Lower gross margins in the current quarter were affected by several important factors. First, ESPs for Cobra and Python robot systems were down in our traditional industrial markets in the U.S. Competition among suppliers for these declining markets continues to intensify as the amount of available business deteriorates. Adept believes we will maintain our leadership share in this market, but we also expect ESPs will continue to be under pressure.

Second, lower product lines in the quarter impacted gross margins directly through under-absorption of manufacturing costs, as we did not produce enough product to cover the total cost of our current manufacturing capacity. Rob will discuss this in more detail. We plan to address this imbalance through accelerated outsourcing of additional portions of our manufacturing.

Third, we experienced lower margins in our remands business in Europe, as we discounted initial orders to establish a foothold in new channels in our target verticals. We expect that our European remands margin will improve in the future, as we move passed the market development stage.

Additionally, we had a one-time adjustment to inventories totaling approximately $200,000 in Q2 '07, primarily related to the expensing of components and equipment used in our development and training labs.

Operating expenses in fiscal 2007 second quarter were $6.6 million, essentially flat with expenses of $6.6 million in the year ago quarter.

Our operating loss in Q2 '07 was $2.7 million and compares with an operating loss in Q2 2006 of $262,000.

We recorded interest income of $111,000 and a loss on currency exchange of $41,000 in the second quarter of fiscal 2007, compared to interest expense of $18,000 and a loss on currency exchange of $131,000 in Q2 2006.

Net loss in the second quarter of fiscal 2007 was $2.6 million, or $0.34 per share, compared with a net loss of $262,000 or $0.04 per share in Q2 of 2006.

Turning now to the balance sheet, Adept ended the quarter with cash and short term investments of $11.7 million, up from $10.5 million at the end of September. This increase was primarily the result of strong collections in fiscal quarter two, as we brought total days sales outstanding down by ten days to 79 days. As a result, accounts receivables fell from $11.6 million in September to $9.6 million in December.

In October, during our conference call discussing fiscal 2006 results, we provided some commentary as to our outlook for fiscal 2007, which was based on certain assumptions about our business at that point in time. Given the change in the U.S. business environment, we believe that we should update that outlook.

Our current expectation for revenues for the full year of fiscal 2007 is that we will be approximately 10% lower than in fiscal 2006.

I would now like to turn the call over to Rob Bucher for a strategic view of the business.

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Rob Bucher  - Adept Technology - Chairman & CEO

Thank you, Steve. From the details Steve has given you about the quarter, it is clear that the facts of the expected decline in our traditional business in the U.S. has changed the market dynamics for the company. Our press release discussed some of the actions we are now taking to accelerate programs to penetrate our vertical markets and to lower our operating costs. I am going to give you a little more detail on these actions in a couple of minutes, but first I'd like to give you an update on our vertical market strategy.

As you know, 18 months ago we launched a strategy to transition our revenue base away from industrial robotics and towards high value controls within specific high growth vertical markets. We have identified the data management, life sciences, high speed packaging and, recently, semi-conductor solar markets as the best opportunities for Adept. All of these markets have automation needs that are not yet being fully addressed. Some, such as solar and life sciences, are being funded to rapidly bring on manufacturing capacity using specialized machines.

We have been investing in the products and infrastructure to address these needs, both by developing custom controls and in some cases robot mechanisms that incorporate Adept's proprietary motion and control software, adding control network and information handling capabilities and by building a dedicated sales and service capability for each vertical that encompasses both domestic and world-wide personnel as required.

Adept's sales of industrial robotics outside the U.S. continued to be strong in the second quarter of fiscal 2007. As Steve mentioned, industrial robotic sales in Europe were consistent with Q2 of 2006, showing steady demand from this sector.

Adept's vertical market initiatives also showed real progress. In recent weeks, we have delivered on new products aimed at our vertical markets, including Quattro, a unique robot for specialized high-speed packaging applications, and a new medial usage version of the small Viper robots specifically for life sciences environments.

Just last week we received our first order for Quattro, targeted a high speed OEM packaging machines for the specialized European food market. Quattro represents the ideal development program for Adept. Quattro is the result of an exclusive licensing agreement for core third party mechanism IP that Adept has integrated into the smart control platform to provide the world's fastest robot, a competitive necessity in high labor cost packaging markets.

Based on market projections from ARC, an advisory group, robot upgrades and new packaging OEMs will create an opportunity for sales of 1,000 to 1,500 robots per year. Quattro is targeted at this opportunity and we expect the product to generate a meaningful revenue stream for Adept in the following quarters.

We have also added new customers in our life sciences vertical, including a major prescription benefit provider that selected Adept for its automation components for their auto pharmacy product.

In solar, we announced new design wins for OEM control components with the four solar panel companies providing both production and testing product.

Two years ago, virtually all of our revenue came from our traditional industrial robots project market. In Q2 '07 Adept sales to the life sciences and packaging verticals grew to 48% of our product revenue in the United States and 33% of our product revenue in Europe. We are very confident in our strategic vision and we are proud of our progress to date on our verticals.

Adept's mechanical and electronic components were outsourced, however, the faster than expected decline in Q2 of our traditional industrial markets has outpaced our ability to compensate with our current business level.

To remediate this situation, we have begun to implement a series of actions to do two things. One, rebalance our resources towards those areas where there is the greatest opportunity for revenue growth. Basically, this is about shifting sales and product focus as much as possible to those areas that can give us the most return as rapidly as possible.

We will shift resources to Europe to enhance our sales and applications capacity to support demand for both the traditional sectors and our high growth vertical markets. We are refocusing our sales and marketing resources in the U.S. to be one hundred percent around our target verticals. This will accelerate their transition away from industrial projects to an OEM automation component supplier for the vertical market product and machine companies. We expect these actions will result in higher sales levels within the next few quarters.

We are also accelerating service program development activities in Asia, where we have invested to establish a service sales center aimed at the data management and semi-conductor markets. We believe that we can speed up the establishment of a services and upgrade business in Asia and China with our current customer base and we expect that this will provide increased revenue stream in Asia within the next twelve months.

Finally, we will also continue to evaluate revenue improvement opportunities in our target vertical markets through mergers and acquisitions.

The other major component is the acceleration of operation strategies to reduce our manufacturing costs. First, we are accelerating plans to fully outsource the manufacture of our standard industrial robots and components in order to rebalance our operations to align with the decreased volume of the sales of these products. Having started in Q2, we are aiming to have substantial progress over the next two quarters, with the goal of having all standard products outsourced to contract manufacturers by the end of fiscal 2007.

Cost savings from the outsourcing are expected to lower the level at which Adept can break even and to improve our gross margins.

We are also reviewing additional opportunities to reduce excess infrastructure and facilities cost to reflect the benefits of our relationships with these contract manufacturers and expanded outsourcing.

Finally, we are evaluating the cost, availability and market demand for our current portfolio of products, especially those aimed at traditional industrial projects, with the aim of eliminating production and sales of products that don't provide an adequate return.

By rebalancing our resources quickly around those areas with the greatest opportunity for revenue growth, reducing our breakeven, particularly through the acceleration of outsourcing, and decreasing our fixed operational and facility cost, we believe that we will improve our capacity to respond to changes in sales in the short term, strengthen our margins and, in the longer term, more quickly allow Adept to build in our target market opportunities.

We continue to have full confidence in our market strategy of focusing on fast-growing vertical markets, moving our core offerings from what have become commodity robots to OEM products and components with higher value software and control content.

I'd like now to turn the call over to your questions.


QUESTION AND ANSWER


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Operator

Thank you. We will now begin the question and answer session. [Operator Instructions] We have [Removed by Adept] on line. Please go ahead.

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Unnamed Participant

Can you help me to better understand the percent of revenue from the U.S. industrial markets that negatively impacted you this quarter and what that percentage may have been last quarter?

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Rob Bucher  - Adept Technology - Chairman & CEO


Well, actually, [Removed by Adept], that's a good question. And I was actually looking at the number trends for the individual geographies. From Q1 to Q2 of '07, our U.S. revenue dropped 70% in terms of industrial markets, whereas, if we look at the same markets in Europe, they basically remained completely flat. In fact there was a little bit of movement, about 2%. So, basically it means that our consumption in our industrial projects business by all intents and purposes almost disappeared. And I think what we can relate that to is that, you know, those major announcements that were made by all of the U.S. automotive companies, auto supply companies and now we're even seeing some of the consumer electronic manufacturing companies in the United States basically, you know, with major job losses and facility shutdowns that are occurring. It's been a rapid advancement in those over the last two, three, four months.

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Unnamed Participant

And so, as you look at that market, would you expect that to have bottomed? Would it, there be some sort of bounce, because these are really unsustainably low levels? Or, how would you characterize it dropping to all but nothing?

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Rob Bucher  - Adept Technology - Chairman & CEO

Right. Well, if I look at our competitors, the competitive robot market in industrial projects, that is the markets that we compete in, as well as the larger automotive section, dropped 25% the last quarter, which is unbelievably large step change. I must admit, when we go forward, even though we're not giving guidance, but we're not expecting the U.S. industrial base to improve any time soon. We still think it's extremely fragile. And that's why we're, number one, looking at re-compensating our spending so that we can reduce our break-even down significantly, and then also focusing on outsourcing so that our primary programs are really electronics boxes and software. And the third piece is move our people away from looking for projects where they can and get them focused on the areas where we know there's an expansion going on, which is the life sciences, the solar market, the semi market and the packaging market, where we're developing our programs.

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Unnamed Participant

Okay. So, at present then, I mean, is it, how large of the total is, with a 70% drop obviously it's not very large. But, are we talking a million dollars or just some sort of magnitude where it's at.

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Rob Bucher  - Adept Technology - Chairman & CEO

Basically, the reduction in the U.S. revenue went down from a new robotics viewpoint, which is what the big effect here, it basically dropped $2.5 million in the quarter for us. So, that's a big number for us.

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Unnamed Participant

And was that, did you kind of see that as you went through the quarter or did that all kind of hit late and your sales folks were surprised or what?

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Rob Bucher  - Adept Technology - Chairman & CEO

Well, one is we knew it was going to be a soft quarter because it usually is, number one, our second quarter. But the second part of it is that we had a, we saw a precipitous decline starting about mid-November in the last sort of two months of the quarter. And I think what was happening is the auto, auto parts companies, consumer electronics companies were not looking at expending their capital plans. They just ended them.

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Unnamed Participant

Okay.

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Rob Bucher  - Adept Technology - Chairman & CEO

Now, I must admit, currently where we are right now we have not seen any improvement in the U.S. industrial project side and that's why we're counting more and more on getting our business from our vertical markets. And that's why we're focused on those.

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


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Unnamed Participant

Okay. Your break even level, you're looking at reducing that. Can you give some sort of idea as to how much you can take out of it or, you know, ideally where you end up and how long it takes you?

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Rob Bucher  - Adept Technology - Chairman & CEO

We've got a, we've got basically a sort of fixed nine/twelve month structure to reducing our breakeven. You know, one of the things that we did, and I think I tried to explain that in my commentary, is that over the last couple of years we had outsourced a lot of our standard components and our standard electronics. But we were still basically bringing the products inside to our factory, doing assembly and test and then shipping to our end customer. Our intention now is to stop doing that and doing basically drop ships from contract manufacturers who are currently our outsource partners anyway. And by doing that, we intend to basically reduce the need, maybe the full need, for a production facility at all in the company.

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Unnamed Participant

Okay. So, any- -

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Rob Bucher  - Adept Technology - Chairman & CEO

So, what does that mean?

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Unnamed Participant

Yes.
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Rob Bucher  - Adept Technology - Chairman & CEO

You know, I mean basically we're going to eliminate as much as possible, all the fixed manufacturing costs in the company. And from, you know, from a pure expense level, we're probably talking in the range of 20% of our current expense line.

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Unnamed Participant

Twenty percent of your operating expense, your costs?

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Rob Bucher  - Adept Technology - Chairman & CEO

No, most of that is in the [unintelligible].

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Unnamed Participant

Okay.

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Rob Bucher  - Adept Technology - Chairman & CEO

So, it's really hard to tell you what that number is. But, it's definitely, you know, our focus is that we don't believe, well, we can improve our standard margins through redesign and consolidation of product, but to really have a good effect on our gross margins, we have to eliminate or reduce as much as possible the variances and the other operating costs.

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Unnamed Participant

Okay.

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Rob Bucher  - Adept Technology - Chairman & CEO

We still have a very healthy standard margin in our product line.

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Unnamed Participant

Do you still see then the possibility of pushing gross margins back about 50%?

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Rob Bucher  - Adept Technology - Chairman & CEO

That's basically our program. And the only way for us to do that effectively is to attack the cost associated with our manufacturing, unfortunately. Well, I guess fortunately and unfortunately.

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Unnamed Participant

So, as you look forward, certainly the, your outlook would imply a better second half of the fiscal year versus the first half. Would that be more likely to accrue in the fourth quarter or is there, you know, through some of your efforts here, the possibility of seeing improvement faster than that?

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Rob Bucher  - Adept Technology - Chairman & CEO

Well, we are basically accelerating our activity to get our sales and marketing resources primarily focused on the markets where we can sell our product, which is basically the verticals. We expect, as we said in the release, that that will have a positive revenue impact off of Q2.

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Unnamed Participant

Okay. And, you know, not necessarily knowing where you end up on a revenue or expense standpoint, but can you, how quickly can you get this back into the black?

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Rob Bucher  - Adept Technology - Chairman & CEO

It all comes down to meeting, you know, basically- - Well, there are two things that are happening. How fast can we add more of our target revenue to our revenue line? And that's not something I can tell you about. However, we are very focused on getting those expenses down. We have already started that process and we're expecting that, with some positive improvement of revenue, we will get ourselves back to breakeven or better as soon as we can.

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Unnamed Participant

Thank you.

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Rob Bucher  - Adept Technology - Chairman & CEO

Okay.

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Operator

[Operator Instructions] At this time, we have no additional questions.

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Rob Bucher  - Adept Technology - Chairman & CEO

Okay. In conclusion, the recent changes in dynamics of our traditional market has challenged Adept to speed up our transition from traditional industrial markets and industrial projects to the verticals that we've identified and the other program to reduce our manufacturing costs as quickly as we can. We are therefore accelerating our programs that will give us the greatest return, more quickly exploit the opportunities and reduce our manufacturing overhead.

Thank you very much for joining us today.

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Operator

Thank you, ladies and gentlemen. This concludes the Adept Technology's second quarter earnings release conference call. Thank you for your participation. You may all disconnect at this time.

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